                                                                      Exhibit 22


                              LIST OF SUBSIDIARIES


SUBSIDIARIES OF THE COMPANY                 INCORPORATED UNDER LAWS OF    PERCENT OWNED BY THE COMPANY
---------------------------                 --------------------------    ----------------------------
The Old Second National Bank of Aurora      United States                            100%

Yorkville National Bank                     United States                            100%

Kane County Bank                            State of Illinois                        100%

Maple Park Mortgage                         State of Illinois                        100%

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